Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2019 and Declaration of Distributions of Common stock for the Months Ending April 30, May 31, and June 30, 2020

GREENWICH, CT – 2/26/2020 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2019.

•	As of December 31, 2019, net asset value (“NAV”) per share was $5.12, compared with the NAV per share of $5.42 at the prior quarter end.

o	For the quarter ended December 31, 2019 we recorded GAAP net investment income of approximately $8.4 million, or $0.18 per share, compared to $8.9 million, or $0.19 per share for the quarter ended September 30, 2019.

o	We recorded net realized losses on extinguishment of debt of approximately $16,000 and net unrealized depreciation of approximately $13.3 million for the quarter ended December 31, 2019.

o	In total, we had a net decrease in net assets resulting from operations of approximately $4.9 million, or $0.10 per share, for the quarter ended December 31, 2019, compared with a net decrease in net assets resulting from operations of $33.1 million, or $0.69 per share, for the quarter ended September 30, 2019.

•	Total investment income for the fourth quarter of 2019 amounted to approximately $13.4 million, which represents a decrease of approximately $700,000 from the third quarter of 2019.

•	For the quarter ended December 31, 2019, we recorded approximate investment income from our portfolio as follows:

o	$6.3 million from our debt investments,

o	$5.6 million from our collateralized loan obligation (“CLO”) equity investments,

o	$700,000 of dividend income – PIK from affiliated investments, and

o	$800,000 from all other sources.

•	Our total expenses for the quarter ended December 31, 2019 were approximately $5.0 million, which represents a decrease of approximately $100,000 from the third quarter of 2019.

•	During the fourth quarter of 2019, we made additional investments of approximately $3.9 million and received proceeds of approximately $19.7 million from repayments and amortization payments on our debt investments.

•	As of December 31, 2019, the following metrics applied (note that none of these values represent a total return to shareholders):

o	The weighted average yield of our debt investments was 9.1% at current cost, compared with 9.7% as of September 30, 2019.

o	The weighted average effective yield of our CLO equity investments at current cost was 11.0%, compared with 11.9% as of September 30, 2019.

o	The weighted average cash distribution yield of our CLO equity investments at current cost was 22.1%, compared with 19.9% as of September 30, 2019.

•	Our weighted average credit rating on a fair value basis was 2.2 at the end of the fourth quarter of 2019, unchanged from September 30, 2019.

•	As of December 31, 2019, we had two debt investments on non-accrual status with a combined fair value of $5.8 million.

•	On February 24, 2020 our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2020	April 15, 2020	April 30, 2020	$0.067
May 31, 2020	May 14, 2020	May 29, 2020	$0.067
June 30, 2020	June 15, 2020	June 30, 2020	$0.067

We will host a conference call to discuss our fourth quarter results today, Wednesday, February 26, 2020 at 9:00 AM ET. Please call 1-844-792-3730 to participate. A recording of the conference call will be available for replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10139666.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2019	December 31, 2018
ASSETS
Non-affiliated/non-control investments (cost: $467,828,907 and $486,232,755, respectively)	$361,985,203	$430,496,633
Affiliated investments (cost: $16,836,822 and $9,126,017, respectively)	2,816,790	14,492,197
Cash equivalents	14,410,486	13,905,059
Restricted cash	2,050,452	3,175,805
Interest and distributions receivable	3,480,036	4,682,735
Other assets	523,626	392,784
Total assets	$385,266,593	$467,145,213
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	$62,989,567	$62,664,863
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs	43,313,872	—
Notes payable – Credit Facility, net of deferred issuance costs	28,080,550	85,522,569
Base management fee and net investment income incentive fee payable to affiliate	1,480,653	3,227,456
Accrued interest payable	632,235	488,608
Accrued expenses	771,174	517,470
Total liabilities	137,268,051	152,420,966
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 48,448,987 and 47,650,959 shares issued and outstanding, respectively	484,489	476,509
Capital in excess of par value	451,839,302	456,970,560
Total distributable earnings / (accumulated losses)	(204,325,249)	(142,722,822)
Total net assets	247,998,542	314,724,247
Total liabilities and net assets	$385,266,593	$467,145,213
Net asset value per common share	$5.12	$6.60

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$28,000,283	$25,183,547	$24,561,956
Income from securitization vehicles and investments	25,244,866	27,837,032	33,274,392
Other income	1,694,434	2,984,773	3,198,469
Total investment income from non-affiliated/non-control investments	54,939,583	56,005,352	61,034,817
From affiliated investments:
Dividend income – non-cash	7,710,805	—	—
Interest income – debt investments	—	271,916	382,200
Total investment income from affiliated investments	7,710,805	271,916	382,200
Total investment income	62,650,388	56,277,268	61,417,017
EXPENSES
Interest expense	9,901,426	7,181,009	12,898,815
Base management fees	6,704,467	7,309,435	8,140,010
Professional fees	1,454,942	1,227,296	2,799,113
Compensation expense	832,256	907,995	901,472
Director’s fees	417,500	441,501	584,580
Insurance	281,146	247,178	256,956
Transfer agent and custodian fees	239,323	227,381	244,115
General and administrative	829,476	644,104	1,014,580
Total expenses before incentive fees	20,660,536	18,185,899	26,839,641
Net investment income incentive fees	3,511,493	4,585,151	3,850,646
Capital gains incentive fees	—	—	—
Total incentive fees	3,511,493	4,585,151	3,850,646
Total expenses	24,172,029	22,771,050	30,690,287
Net investment income	38,478,359	33,506,218	30,726,730
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	(50,107,582)	(36,969,481)	19,478,902
Affiliated investments	(19,386,212)	(2,323,867)	3,561,269
Total net change in unrealized appreciation/depreciation on investments	(69,493,794)	(39,293,348)	23,040,171
Net realized (losses) gains
Non-Affiliated/non-control investments	(1,709,816)	(3,370,732)	(7,007,892)
Affiliated investments	—	5,241	—
Extinguishment of debt	(72,666)	(60,752)	(3,149,338)
Total net realized losses	(1,782,482)	(3,426,243)	(10,157,230)
Net (decrease)/increase in net assets resulting from operations	$(32,797,917)	$(9,213,373)	$43,609,671

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENT OF OPERATIONS – (continued)

	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.81	$0.67	$0.60
Net (decrease)/increase in net assets resulting from operations per common share:
Basic	$(0.69)	$(0.19)	$0.85
Diluted	$(0.69)	$(0.19)	$0.83
Weighted average shares of common stock outstanding:
Basic	47,756,596	49,662,157	51,479,409
Diluted	47,756,596	49,662,157	58,349,224

OXFORD SQUARE CAPITAL CORP.

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Per Share Data
Net asset value at beginning of year	$6.60	$7.55	$7.50	$6.40	$8.64
Net investment income(1)(3)	0.81	0.67	0.60	0.52	0.66
Net realized and unrealized gains (losses)(2)(3)	(1.49)	(0.91)	0.25	1.62	(1.85)
Net change in net asset value from operations	(0.68)	(0.24)	0.85	2.14	(1.19)
Distributions per share from net investment income	(0.80)	(0.73)	(0.66)	(1.06)	(1.14)
Distributions based on weighted average share impact	—	0.01	—	0.01	0.01
Tax return of capital distributions	—	(0.07)	(0.14)	(0.10)	—
Total distributions(4)	(0.80)	(0.79)	(0.80)	(1.15)	(1.13)
Effect of shares issued/repurchased, gross	—	0.08	—	0.11	0.08
Net asset value at end of year	$5.12	$6.60	$7.55	$7.50	$6.40
Per share market value at beginning of year	$6.47	$5.74	$6.61	$6.08	$7.53
Per share market value at end of year	$5.44	$6.47	$5.74	$6.61	$6.08
Total return based on Market Value(5)	(4.14)%	26.95%	(2.01)%	33.29%	(4.35)%
Total return based on Net Asset Value(6)	(10.26)%	(1.99)%	11.33%	35.31%	(12.73)%
Shares outstanding at end of year	48,448,987	47,650,959	51,479,409	51,479,409	56,396,435
Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$247,999	$314,724	$388,419	$385,992	$360,935
Average net assets (000’s)	$289,373	$369,258	$385,947	$343,328	$487,894
Ratio of expenses to average net assets	8.35%	6.17%	7.95%	12.38%	9.80%
Ratio of net investment income to average net assets	13.30%	9.07%	7.96%	7.80%	8.12%
Portfolio turnover rate(7)	12.75%	35.18%	43.02%	25.73%	24.96%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments. Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to Net Investment Income Incentive Fees, in the amount of $2.4 million, or $0.04 per share, is reflected in the year ended December 31, 2015. Prior period amounts are not materially affected.

During the quarter ended September 30, 2015, the Company recorded an out of period adjustment related to a miscalculation of discount accretion which increased interest income and increased investment cost, by approximately $1.4 million. For the year ended December 31, 2015, approximately $1.1 million, or $0.02 per share, of the adjustment related to prior years. The increase in the investment cost has a corresponding effect on the investment’s unrealized depreciation of the same amount. Management concluded the adjustment was not material to previously filed financial statements.

OXFORD SQUARE CAPITAL CORP.

FINANCIAL HIGHLIGHTS – (continued)

(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value per share, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts.
(6)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(7)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and debt repayments or annual cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios measured for the years ended December 31, 2019, 2018, 2017, 2016 and 2015:

	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Ratio of expenses to average net assets:
Expenses before incentive fees	7.14%	4.92%	6.95%	11.57%	10.00%
Net Investment Income Incentive Fees	1.21%	1.24%	1.00%	0.81%	(0.19)%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	4.93%	4.21%	4.61%	7.37%	5.73%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280